UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2026

CHRONOSCALE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3811 Turtle Creek Blvd. Suite 2100 Dallas, Texas	75219
(Address of registrant’s principal executive office)	(Zip code)

214-427-1704

(Registrant’s telephone number, including area code)

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, CA 94901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to the Current Report on Form 8-K (the “Original Form 8-K”) originally filed by the Company (as defined below) on May 4, 2026 (as amended, this “Current Report”) amends and restates the Original Form 8-K in its entirety, and is being filed for the purpose of, among other things, disclosing the material terms of the Business Combination and the APLD Parent PIPE Investment (as such terms are defined below).

On May 5, 2026 (the “Closing Date”), Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso” or the “Company”), consummated the previously announced business combination transaction (the “Business Combination”) contemplated by that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated February 15, 2026, by and among the Company, APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of APLD Intermediate (“Contributor”), each a wholly owned direct or indirect subsidiary of Applied Digital Corporation, a Nevada corporation (“Applied Parent”), and Applied Digital Cloud Corporation, a Nevada corporation (“Cloud”), a wholly owned indirect subsidiary of Applied Parent and a direct subsidiary of Contributor as of immediately prior to Closing (as defined below). Upon the Closing, the Company changed its name to “ChronoScale Corporation” and Cloud became a wholly owned subsidiary of the Company. Unless the context otherwise requires, references to the “Company” refer to Ekso Bionics Holdings, Inc. prior to the Closing and ChronoScale Corporation following the Closing.

Pursuant to the Contribution and Exchange Agreement (1) immediately prior to the consummation of the Business Combination (the “Closing”), (i) the Company amended and restated its Articles of Incorporation (as further described below), and, in connection with such filing, changed its name from “Ekso Bionics Holdings, Inc.” to “ChronoScale Corporation” (“ChronoScale”) and (ii) Applied Parent purchased 1,311,407 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for gross proceeds to the Company of approximately $15.75 million in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), at a price per share of $12.01, the closing price of the Company’s Common Stock on April 30, 2026 (the “APLD Parent PIPE Investment”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) dated as of May 1, 2026, and (2) upon the Closing, (i) Contributor contributed to the Company all of its right, title and interest in and to 1,200 shares of common stock of Cloud, constituting 100% of the issued and outstanding equity of Cloud (the “Contributed Shares”), in exchange for 138,216,820 newly issued shares (the “Exchanged Shares”) of the Company’s Common Stock, (ii) the Company and Contributor entered into the Investor Rights Agreement (as defined below), (iii) the Company amended and restated its bylaws (as further described below), and (iv) the Company adopted the ChronoScale 2026 Omnibus Equity Incentive Plan (the “2026 Plan”). In addition, immediately after the Closing, the Company changed its fiscal year end to May 31st. On May 5, 2026, the Common Stock began trading on The Nasdaq Capital Market (“NasdaqCM”) under the symbol “CHRN.” In connection with the Business Combination, the CUSIP number for the Common Stock changed to 170924 104.

Following the APLD Parent PIPE Investment and the Closing, Applied Parent and the Contributor hold an aggregate of approximately 97% of the outstanding shares of Common Stock and the remaining legacy Company security holders collectively hold an aggregate of approximately 3% of the outstanding shares of Common Stock. At the Closing, the Company issued the Exchanged Shares to Contributor, and, effective upon the Closing, there were an aggregate of 143,093,381 shares of Common Stock outstanding, 138,216,820 of which were held by Contributor, 1,311,407 of which were held by Applied Parent and 3,565,154 of which were held by the Company’s other stockholders.

The disclosures below contain references to the definitive information statement of the Company, dated April 3, 2026 and filed with the Securities and Exchange Commission (the “SEC”) on the same date (the “Information Statement”) with respect to the Business Combination and the transactions contemplated by the Contribution and Exchange Agreement, which was filed by the Company with the SEC on a Current Report on Form 8-K on February 17, 2026. This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

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Item 1.01. Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information set forth in the Explanatory Note of this Current Report is incorporated herein by reference.

APLD Parent PIPE Investment

In connection with, and as a condition to Closing, on May 1, 2026, the Company entered into the Securities Purchase Agreement with Applied Parent, pursuant to which the Company agreed to sell and issue to Applied Parent 1,311,407 shares of Common Stock (the “Private Placement Shares”). The Private Placement Shares were sold in the APLD Parent PIPE Investment at an offering price of $12.01 per share, the closing price of the Common Stock on April 30, 2026, the date immediately preceding the date of execution of the Securities Purchase Agreement, for gross proceeds of approximately $15.75 million. The closing of the APLD Parent PIPE Investment took place on May 5, 2026 immediately prior to the Closing. The Private Placement Shares constitute registrable securities under the Investor Rights Agreement and, as such, have the same resale registration rights as set forth under “Item 1.01. Entry into a Material Definitive Agreement – Investor Rights Agreement – Registration Rights” of this Current Report.

Lake Street Capital Markets, LLC (the “Placement Agent”) served as the Company’s exclusive placement agent in connection with the APLD Parent PIPE Investment and, in the past, has provided, directly or through its affiliates, financial advisory and other services to the Company. As compensation for the services provided by the Placement Agent in the APLD Parent PIPE Investment, on May 5, 2026, in connection with the closing of the APLD Parent PIPE Investment, the Company paid the Placement Agent a cash fee equal to 5.0% of the aggregate gross proceeds raised in the APLD Parent PIPE Investment or approximately $0.75 million.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and Applied Parent, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Investor Rights Agreement

Designation Rights

At the Closing, the Company and Contributor entered into an investor rights agreement (the “Investor Rights Agreement”), pursuant to which, the APLD Designator (as defined therein) has the right to designate four (4) of the seven (7) directors on the Company’s Board of Directors (the “Board”), including the Chairman (each such director, an “APLD Designee”). The initial APLD Designees are Wes Cummins (Chairman), Ella Benson, Douglas Miller and Richard Nottenburg. The rest of the Board is comprised of Ying Cenly Chen, the Company’s Chief Executive Officer, William M. Clancy, and Scott G. Davis, the Chief Executive Officer of Ekso Bionics, Inc. (a wholly owned subsidiary of the Company).

The Investor Rights Agreement provides that, (i) for so long as the APLD Investors (as defined therein) beneficially own at least 50% of the aggregate outstanding voting securities of the Company, the APLD Designator may designate four (4) directors, (ii) if the APLD Investors beneficially own at least 25% of the aggregate outstanding voting securities of the Company, the APLD Designator may designate three (3) directors; (iii) if the APLD Investors beneficially own at least 10% (but less than 25%) of the aggregate outstanding voting securities of the Company, the APLD Designator may designate two (2) directors; and (iv) if the APLD Investors beneficially own less than 10% of the aggregate outstanding voting securities of the Company, the APLD Designator may designate one (1) director. In addition, the Investor Rights Agreement provides that the APLD Designator has the right, but not the obligation, to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company, for so long as the APLD Investors collectively beneficially own at least 25% of the aggregate outstanding voting securities of the Company.

Under the Investor Rights Agreement, any director that is designated by the APLD Designator may only be removed with the consent of the APLD Designator, or by the stockholders in accordance with applicable law and regulations, and the APLD Designator is entitled to appoint replacement designees in the event a vacancy is created with respect to one of its designees.

Under the Investor Rights Agreement, the Company is required to include the applicable designees in its slate of nominees for election at any stockholder meetings and to use reasonable best efforts to cause each designee to be elected.

For so long as the APLD Investors continue to beneficially own at least thirty percent (30%) of the aggregate outstanding voting securities of the Company, the Board is prohibited from increasing the total number of directors on the Board to greater than seven (7) and, in no event shall any decrease in the number of directors on the Board, in any instance, eliminate, abridge, or otherwise modify the APLD Designator’s designation rights, in each case, without the consent of the APLD Designator.

Observer Rights

For so long as any APLD Investor is a party to the Investor Rights Agreement, the APLD Investors have the right to invite two (2) observers to all meetings of the Board, and such observers may, participate in all deliberations thereof, in a non-voting observer capacity, so long as such observers’ presence, or participation in, such meetings shall not pose a conflict of interest or threat to attorney-client privilege or work product privilege.

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Approval Rights

Under the Investor Rights Agreement, for so long as the APLD Investors continue to beneficially own at least thirty percent (30%) of the aggregate outstanding voting securities of the Company, the Company has agreed not to take the following specified actions (as more fully set forth in the Investor Rights Agreement) without the prior written consent of the APLD Designator, which such approval rights may be waived by the APLD Designator, in whole or in part, from time to time:

●	commence or approve any dissolution, liquidation or winding up of the Company or any subsidiary, including similar transactions, or merge or consolidate with any person, or sell, lease, transfer otherwise dispose of all or substantially all of the assets or voting power of the Company or any subsidiary;
●	make any fundamental change in the nature of the Company’s or any subsidiary’s business or purpose;
●	relocate the Company’s principal office;
●	create, authorize, designate, issue or obligate the Company or any subsidiary to issue any securities that are senior to the Common Stock with respect to dividends, liquidation or voting;
●	amend the Company’s Articles of Incorporation or the Company’s bylaws, stockholders’ agreement or similar governing or organizational document;
●	issue any shares of Preferred Stock;
●	declare, set aside or pay any dividends or other distributions on any capital stock;
●	enter into any agreement that restricts the ability of the Company or any subsidiary to comply with the preemptive rights of the APLD Investors in the Investor Rights Agreement;
●	incur, create, assume or guarantee any indebtedness for borrowed money, subject to certain exceptions;
●	make or commit to make any acquisition, joint venture, partnership, strategic alliance or formation of any subsidiary, or any investment in, or loans or advances to, any person, subject to certain exceptions;
●	create, incur, assume or permit to exist any Lien (as defined in the Investor Rights Agreement) on any property or asset now owned or hereafter acquired by the Company or any subsidiary, assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, other than Permitted Liens (as defined in the Investor Rights Agreement);
●	enter into, amend, waive, supplement or terminate any transaction or agreement with any stockholder, director, officer or employee of the Company or any subsidiary, or any affiliate of the foregoing, subject to certain exceptions;
●	sell, transfer, assign, exclusively license, pledge, encumber or otherwise dispose of any assets valued individually or collectively in excess of $100 million, subject to certain exceptions;
●	hire, appoint, terminate or materially change the compensation or duties of the Chief Executive Officer or Chief Financial Officer of the Company;
●	appoint, remove or change the Company’s independent public accountants (other than to a nationally recognized or regional accounting firm);
●	prosecute, commence, defend, settle or compromise any litigation, arbitration, administrative or regulatory Proceeding, investigation or claim that could reasonably be expected to (i) result in obligations (including fees and expenses) exceeding $1 million, (ii) impose injunctive or other equitable relief materially adverse to the Company or the conduct of the business, or (iii) adversely affect the rights of any APLD Investor;
●	enter into any agreement that purports to bind any APLD Investor;
●	make any political or charitable contribution in excess of $1,000 in any instance or $10,000 in the aggregate in any fiscal year, subject to applicable law;
●	enter into any agreement that restricts the ability of the Company or any subsidiary to conduct any material aspect of its business, to compete in any material respect, or to operate in any geographic area, other than customary restrictions in commercial agreements entered into in the ordinary course of business; and
●	agree, approve, adopt a plan or policy, or commit, resolve or obligate the Company or any subsidiary to do any of the foregoing.

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Preemptive Rights

The Contributor is entitled to preemptive rights for so long as it beneficially owns at least ten percent (10%) of the Company’s aggregate outstanding voting securities, subject to certain exemptions. When the Company proposes to issue new equity securities, it must provide the Contributor with written notice specifying the securities to be offered, the price, and other material terms. Within ten (10) days of receiving this notice, the Contributor may elect to purchase up to the lesser of (i) 150% of its pro rata share of outstanding equity securities or (ii) 75% of the new securities being offered, with an oversubscription right for any unsubscribed securities.

If the Contributor does not subscribe for all offered securities, the Company may sell the remaining securities to third parties within ninety (90) days, provided the terms are no more favorable than those initially offered to the Contributor. If the Company fails to complete a sale within this period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the preemptive rights revive and the offered securities may not be sold without restarting the process.

Registration Rights

The Company is required to file a registration statement with the SEC covering the resale of all registrable securities held by the APLD Investors by the date that is sixty (60) days after Closing. The registration statement must be on Form S-3, or if Form S-3 is unavailable, on another appropriate form, with the Company obligated to convert to a Form S-3 shelf registration statement within thirty (30) days of becoming eligible. The Company is obligated to use commercially reasonable efforts to have the registration statement declared effective within thirty (30) calendar days of the filing deadline (or sixty (60) days if the SEC reviews the filing).

The Company shall bear all registration expenses, excluding underwriting discounts, selling commissions, and the APLD Investors’ legal fees. The Company is obligated to maintain the effectiveness of the registration statement until there are no longer any registrable securities outstanding, subject to certain permitted suspension periods not exceeding forty-five (45) consecutive trading days or ninety (90) total trading days in any 365-day period. If the SEC limits the securities eligible for registration under Rule 415, the Company will be obligated to use commercially reasonable efforts to advocate for full registration and, if unsuccessful, allocate any required cutbacks among the APLD Investors on a pro rata basis. The Company is also obligated to take reasonable steps to facilitate sales under Rule 144, maintain stock exchange listings, and promptly notify investors of any material misstatements requiring prospectus amendments.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report and incorporated by reference herein.

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Management Advisory and Corporate Services Agreement

At Closing, in connection with the Contribution and Exchange Agreement, Applied Parent and the Company entered into a Management Advisory and Corporate Services Agreement (the “Services Agreement”). Under the Services Agreement, Applied Parent has agreed to provide the Company with (i) management advisory services, including financial, managerial, and operational advice regarding day-to-day operations and strategic transactions and (ii) certain corporate services to the Company, including administrative and software services, and various personnel services. Under the Services Agreement, the Company will pay Applied Parent (i) an amount equal to one percent (1%) of the gross revenue of the Company and its subsidiaries per quarter and (ii) fees for other corporate services provided by Applied Parent to the Company and its subsidiaries as they are incurred on a monthly basis. The Services Agreement has an initial term of twelve (12) months, with automatic successive one (1)-month renewals unless either party provides at least sixty (60) days’ prior written notice of non-renewal prior to the expiration of the initial term or at least twenty (20) days prior to the expiration of the renewal term, and may be terminated by Applied Parent upon thirty (30) days written notice to the Company or by either party upon an uncured material breach or upon a party’s bankruptcy or insolvency. The Company has agreed to indemnify Applied Parent for damages arising from gross negligence, willful misconduct, fraud, or breach, and Applied Parent’s aggregate liability is capped at ten percent (10%) of the aggregate service fees paid to the Company, with exclusions for consequential damages subject to carve-outs for fraud or willful misconduct. The Services Agreement also contains customary provisions regarding confidentiality, intellectual property licensing and data privacy and is governed by the laws of the State of Delaware.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Indemnity Agreements

Effective as of the Closing, on May 1, 2026, in connection with the Investor Rights Agreement, the Company entered into Indemnity Agreements (the “Indemnity Agreements”) with each of Wes Cummins, Richard Nottenburg, Douglas Miller, Ella Benson and William M. Clancy. Under the Indemnity Agreements, the Company has agreed to indemnify each director to the fullest extent permitted by Nevada law against expenses, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement arising from his or her service as a director, officer or agent of the Company or its subsidiaries and to advance expenses incurred in connection with any covered proceeding, subject to an undertaking to repay such advances if such director is ultimately determined not to be entitled to indemnification. The Company has also agreed to obtain and maintain directors’ and officers’ liability insurance covering each such director on terms no less favorable than the Company’s existing policies. The Indemnity Agreements are governed by the laws of the State of Nevada. The foregoing description of the Indemnity Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnity Agreements, a form of which is filed as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information set forth in the Explanatory Note and Items 1.01 and 9.01 of this Current Report is incorporated by reference herein.

On May 5, 2026, the Company consummated the Business Combination pursuant to the terms of the Contribution and Exchange Agreement, pursuant to which Contributor contributed all of its right, title and interest in and to 1,200 shares of the common stock of Cloud, constituting 100% of the issued and outstanding equity of Cloud at the time of Closing to the Company. In exchange for the contribution of all of the issued and outstanding equity interests of Cloud, the Company issued to Contributor the Exchanged Shares. Upon the filing of the A&R Articles (as defined below), the Company was renamed “ChronoScale Corporation” and Cloud became a wholly owned subsidiary of the Company, with the Company holding 100% of the equity interests of Cloud. The Company will continue its existence under the laws of the State of Nevada. All debts, liabilities, obligations, restrictions, disabilities, and duties of Cloud shall remain the debts, liabilities, obligations, restrictions, disabilities, and duties of Cloud, as the wholly owned subsidiary of the Company.

The foregoing description of the Contribution and Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution and Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

To the extent required by Item 2.02 of Form 8-K, the information set forth in Items 2.01 and 9.01 of this Current Report is incorporated by reference herein.

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Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in the Explanatory Note and Items 1.01 and 2.01 of this Current Report with respect to the Business Combination, the Exchanged Shares, the APLD Parent PIPE Investment and the Private Placement Shares is hereby incorporated by reference into this Item 3.02. The Exchanged Shares and Private Placement Shares were issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Contributor and Applied Parent in each of the Contribution and Exchange Agreement and the Securities Purchase Agreement, as applicable.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in the Explanatory Note and Items 1.01 and 2.01 of this Current Report is incorporated by reference herein.

As described in this Current Report, on May 1, 2026, the Company filed the Second Amended and Restated Articles of Incorporation (the “A&R Articles”) with the Secretary of State of the State of Nevada with a delayed effective date and time of 3:00 a.m. (Eastern Time) on May 5, 2026. Upon Closing and effective upon Closing, the Company adopted the Second Amended and Restated Bylaws (the “A&R Bylaws” and, together with the A&R Articles, the “Amended Charter Documents”).

The A&R Articles and the A&R Bylaws were previously approved by the Board on February 14, 2026. The A&R Articles were also approved by written consent of stockholders holding approximately 50.4% of the voting power of the Company’s outstanding voting securities (the “Principal Stockholders”), effective February 20, 2026, in accordance with the Nevada Revised Statutes (the “NRS”). The Company filed the Information Statement on April 3, 2026 with the SEC and transmitted the same to its stockholders of record on April 3, 2026.

There were no changes to the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series B Convertible Preferred Stock (“Series B Certificate of Designations”) previously filed by the Company on January 22, 2026.

The following is a summary of the material modifications to the rights of the Company’s stockholders following adoption of the Amended Charter Documents. This summary is qualified in its entirety by reference to the full text of the A&R Articles and the A&R Bylaws, copies of which are filed as Exhibits 3.1 and 3.2 to this Current Report and are incorporated herein by reference.

A&R Articles

Name Change

On May 1, 2026, the Company filed its A&R Articles to change its name to “ChronoScale Corporation,” effective as of 3:00 a.m. Eastern Time on May 5, 2026.

Increase in Authorized Shares of Common Stock

The A&R Articles increased the number of authorized shares of Common Stock from 141,428,571 shares to 290,000,000 shares, while maintaining the par value of $0.001 per share. The total authorized capital stock of the Company is now 300,000,000 shares, consisting of 290,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The additional authorized shares of Common Stock have the same rights and privileges as the shares of Common Stock previously authorized and outstanding. The Company’s stockholders do not have preemptive rights to subscribe for or purchase any newly authorized shares, and future issuances of Common Stock (or securities exercisable for or convertible into Common Stock) may have a dilutive effect on earnings per share, book value per share, and the voting power of existing stockholders.

Voting Rights

The A&R Articles expressly provide that each share of Common Stock entitles the holder thereof to one vote, in person or by proxy, on any matter on which action of the Company’s stockholders is sought. Holders of Preferred Stock have no right to vote, except (i) as determined by the Board in accordance with the terms of any certificate of designation applicable to such series, or (ii) as otherwise provided by the NRS.

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Blank Check Preferred Stock Authority

The A&R Articles authorize the Board to issue Preferred Stock in one or more classes or series and to fix the designations, powers, preferences and rights of each such class or series without further stockholder approval, including the dividend rate and whether dividends are cumulative, voting rights, conversion privileges, redemption terms, sinking fund provisions, liquidation preferences and any other relative rights, preferences and limitations.

Dividend Priority and Liquidation Preferences for Preferred Stock

The A&R Articles provide that dividends on issued and outstanding shares of Preferred Stock shall be paid or declared and set apart for payment prior to any dividends being paid or declared and set apart for payment on shares of Common Stock with respect to the same dividend period. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, if the assets available for distribution to holders of Preferred Stock are insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among all classes and series of Preferred Stock in accordance with their respective preferential amounts, including unpaid cumulative dividends.

Removal of Directors

The A&R Articles provide that any director or the entire Board may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the voting power of the issued and outstanding stock entitled to vote generally in the election of directors, considered for this purpose as a single class, cast at a meeting of stockholders called for that purpose. This provision does not apply with respect to any director elected by the holders of a series of Preferred Stock voting separately as a class. This supermajority voting standard may have the effect of making it more difficult to remove incumbent directors.

Limitation of Liability of Directors and Officers

The A&R Articles provide that the personal liability of any director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the NRS. Any repeal or modification of this provision by the stockholders shall not adversely affect any right or protection of any director existing at the time of such repeal or modification.

Amendments

The A&R Articles provide that the Board shall have the power to adopt, alter, amend and repeal the bylaws, subject to the right of stockholders to adopt, alter, amend and repeal bylaws made by the Board; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders except by the vote of the holders of not less than two-thirds (66 2/3%) of the voting power of the issued and outstanding stock entitled to vote upon the election of directors.

Interested Director Transactions

The A&R Articles provide that no contract or transaction between the Company and any other corporation (or other entity) shall be affected or invalidated solely by the fact that any director of the Company is pecuniarily or otherwise interested in, or is a director or officer of, such other entity. An interested director may be counted in determining the existence of a quorum and may vote to authorize such contract or transaction, provided the fact of such interest is disclosed or known to the Board or a majority thereof.

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Reserved Right to Amend

The A&R Articles expressly reserve the right of the Company to amend, alter, change or repeal any provision contained therein, and provide that all rights, preferences and privileges conferred upon stockholders, directors or any other persons by and pursuant to the A&R Articles are granted subject to such reserved right.

A&R Bylaws

Board Composition

The A&R Bylaws provide that the number of directors constituting the Company’s Board shall be fixed from time to time by resolution of the Board. Subject to the rights of any holders of preferred stock, any newly created directorships or vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy will serve for the remainder of the term of the director whom such director replaces and until a successor is duly elected and qualified.

Election of Directors

The A&R Bylaws provide that directors are generally elected by a majority of the votes cast at a meeting of stockholders at which a quorum is present. However, in any uncontested election in which the number of director nominees exceeds the number of open seats as a result of stockholder nominations made in compliance with the A&R Bylaws, directors are elected by a plurality of the votes cast.

Indemnification and Advancement of Expenses

The A&R Bylaws provide for indemnification and hold-harmless protections, to the fullest extent permitted by applicable law, for any director or officer of the Company (or any person serving at the Company’s request as a director, officer, employee or agent of another entity), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative. The A&R Bylaws also provide for mandatory advancement of expenses incurred in defending or otherwise participating in any such proceeding, subject to an undertaking by the covered person to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. Any amendment, repeal, modification or elimination of these indemnification provisions shall not adversely affect any right or protection of a covered person in respect of any act or omission occurring prior to the time of such amendment.

Stockholder Action by Written Consent

The A&R Bylaws provide that, for so long as Applied Parent beneficially owns more than 50% of the voting power of the then outstanding shares entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, by written consent of stockholders holding not less than the minimum number of votes necessary to authorize such action. At all other times, stockholder action may only be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent.

Special Meetings of Stockholders

The A&R Bylaws provide that special meetings of stockholders may be called solely and exclusively by the Board, the Chairman of the Board, or, if applicable, by the holders of any series of Preferred Stock as provided for in the A&R Articles. Stockholders do not have the right to call special meetings.

Quorum Requirements

The A&R Bylaws provide that, for so long as Applied Parent beneficially owns more than 50% of the voting power of the then outstanding shares entitled to vote, a two-thirds (66 2/3%) supermajority in voting power shall be required to constitute a quorum at any meeting of stockholders. At all other times, a majority in voting power shall constitute a quorum.

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Amendments

The A&R Bylaws provide that, for so long as Applied Parent beneficially owns at least 30% of the voting power of the then outstanding shares entitled to vote generally in the election of directors, the bylaws may be altered, amended or repealed by the Board without stockholder approval; at such time as Applied Parent’s ownership falls below such threshold, amendment of the bylaws requires either Board action with prior stockholder approval, or stockholder action with prior Board approval, in either case by the affirmative vote of at least a majority in voting power of all then outstanding shares entitled to vote, voting together as a single class.

Exclusive Forum Selection

The A&R Bylaws include an exclusive forum provision providing that, unless the Company consents in writing to the selection of an alternative forum, (i) the Eighth Judicial District Court of Clark County, Nevada, or the Court of Chancery of the State of Delaware, will be the sole and exclusive forum for certain actions, suits or proceedings, including any “internal actions” (as defined under Nevada law), provided that actions constituting internal actions must be brought exclusively in the Nevada state courts, and (ii) the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Advance Notice and Proxy Access Provisions

The A&R Bylaws contain advance notice provisions requiring stockholders who wish to bring business or make nominations at an annual or special meeting of stockholders to deliver timely written notice to the Secretary of the Company, in each case complying with detailed informational and procedural requirements. The A&R Bylaws also include proxy access provisions permitting a stockholder, or a group of up to 20 stockholders, who have continuously owned at least 3% of the Company’s outstanding voting power for at least three years, to nominate and have included in the Company’s proxy materials a number of director nominees equal to the greater of two (2) or 25% of the Board, subject to specified eligibility, procedural and informational requirements.

Acquisition of Controlling Interests

The A&R Bylaws expressly provide that Sections 78.378 through 78.3793 of the Nevada Revised Statutes (the “Acquisition of Controlling Interest Statute”) apply to the Company. These provisions restrict the voting rights of shares acquired in a “control share acquisition” unless such voting rights are approved by disinterested stockholders. The Acquisition of Controlling Interest Statute does not apply to Applied Parent or its subsidiaries, or to certain acquisitions by such entities or their estate-planning vehicles.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 5, 2026, the audit committee of the Board approved (i) the termination of the engagement of WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, and (ii) the engagement of CBIZ CPAs P.C. (“CBIZ”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending May 31, 2026 (the “2026 Annual Report”). Subject to the completion of CBIZ’s standard client acceptance procedures, CBIZ’s appointment was effective immediately after the Closing. CBIZ serves as the independent registered public accounting firm of Applied Parent, and therefore served as the independent registered public accounting firm of Cloud, as a wholly owned indirect subsidiary of Applied Parent, prior to the Business Combination. Withum was informed on May 5, 2026 that it would not be retained to serve as the Company’s independent registered public accounting firm immediately after the Closing.

The report of Withum on the Company’s consolidated financial statements as of and for the year ended December 31, 2025, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained a paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because of the Company’s liquidity condition.

During the period from January 1, 2024 to December 31, 2025, and the subsequent interim period through May 5, 2026, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum would have caused Withum to make reference thereto in its reports on the consolidated financial statements for such years, or (ii) reportable events (as described in Item 304 (a)(1)(v) of Regulation S-K).

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During the period from January 1, 2024 to December 31, 2025, and the subsequent interim period through May 5, 2026, neither the Company nor anyone on the Company’s behalf consulted with CBIZ regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by CBIZ that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this Current Report and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated May 5, 2026, is attached as Exhibit 16.1 to this Current Report.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Explanatory Note, Item 2.01 of this Current Report regarding the Business Combination and the information set forth in Item 5.02 of this Current Report regarding the Board and the Company’s executive officers of the Company following the Business Combination are incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Explanatory Note and Items 1.01 and 2.01 of this Current Report is incorporated by reference herein.

Board of Directors

In connection with the Closing, immediately prior to the Closing and effective as of the Closing Date, the following directors tendered their resignations from the Board and each committee of the Board on which each such director respectively served: Mary Ann Cloyd, Corinna Lathan, Ph.D., Charles Li, Ph.D., and Deborah Lafer Scher, which resignations were not the result of any disagreements with the Company or its management relating to the Company’s operations, policies or practices.

As of the Closing, the Company qualified as a “controlled company” under the Nasdaq Listing Rules because following the Business Combination more than 50% of the voting power of its Common Stock is owned by Contributor. As a “controlled company,” the Company is entitled to rely on certain exemptions from the corporate governance requirements of The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”), including:

●	the requirement that a majority of the Board consists of independent directors;

●	the requirement that its director nominees be selected or recommended for the Board’s selection by a majority of the Board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with board resolutions or a written charter, as applicable, addressing the nominations process and related matters as required under the federal securities laws; and

●	the requirement that its compensation committee be composed entirely of independent directors with a written charter addressing the compensation committee’s purpose and responsibilities.

Effective upon the Closing, on May 5, 2026, the size of the Board was increased to seven members and the Board was reconstituted as follows: Wes Cummins (Chairman), Ella Benson, Ying Cenly Chen, the Company’s Chief Executive Officer, William M. Clancy, Scott G. Davis, Douglas Miller and Richard Nottenburg. In addition, on May 1, 2026, immediately after Closing, the compensation committee and nominating and governance committee of the Board were dissolved.

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Under the Nasdaq Listing Rules, a majority of the members of the board of directors must qualify as “independent,” as affirmatively determined by the board of directors and a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Although as a controlled company, as described above, the Company is not required to comply with the Nasdaq Listing Rules for the majority of members of the Board to be independent, the Company has elected not to rely upon this exemption. The Board has determined that each of Ms. Benson, Mr. Clancy, Mr. Miller and Dr. Nottenburg qualify as “independent directors” as defined by the Nasdaq Listing Rules and therefore, at Closing, the Board is comprised of a majority of independent directors.

As of the Closing Date, the audit committee of the Board consisted of Ms. Benson, Mr. Clancy and Mr. Miller, with Mr. Clancy serving as the Chair of the committee. The Board determined that each member of the audit committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, Rule 10A-3 under the Exchange Act, and the applicable Nasdaq listing requirements and that Mr. Clancy qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and which member or members possess financial sophistication, as defined under the rules of Nasdaq.

Each of the appointed directors’ biographical information is set forth below. The Company’s director compensation policy prior to the Business Combination remains in effect.

Wes Cummins

Mr. Cummins serves as the Chairman of the Board as of the Closing. Mr. Cummins has served as a member of Applied Parent’s board of directors from 2007 until 2020 and from March 11, 2021, through present. During that time Mr. Cummins also served in various executive officer positions and he is currently serving as the Chairman of Applied Parent’s board of directors and as Applied Parent’s Chief Executive Officer. Mr. Cummins is also the founder and CEO of 272 Capital LP, a registered investment advisor. Prior to founding 272 Capital and starting Applied Parent’s operating business, Mr. Cummins was an analyst with Nokomis Capital, L.L.C., an investment advisory firm, a position he held from October 2012 until February 2020. Mr. Cummins also served as President of B. Riley & Co., from 2002 to 2011. Mr. Cummins also serves as a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), a fabless designer, developer and supplier of cellular semiconductor solutions for massive, broadband and critical Internet of Things (IoT) markets. Mr. Cummins served on the board of directors of Telenav (NASDAQ: TNAV) from August 2016 until February 2021. Mr. Cummins also served on the board of directors of Vishay Precision Group, Inc. (NYSE: VPG) from July 2017 to June 2024. He holds a BSBA from Washington University in St. Louis where he majored in finance and accounting. The Board has concluded that Mr. Cummins is well-qualified to serve on the Board because of his business and leadership experience.

Douglas Miller

Mr. Miller serves as a director on the Board as of the Closing. Mr. Miller has served as a member of the board of directors of four public companies over the past nine years: Applied Digital Corporation (NASDAQ: APLD) from April 2021 to present, Telenav, Inc, a wireless application developer specializing in personalized navigation services (“Telenay”). (NASDAQ: TNAV) from July 2015 to February 2021, CareDx, Inc, a medical company (“CareDx”). (NASDAQ: CDNA) from July 2016 to May 2017, and Procera Networks, Inc,a technology company (“Procera”). (NASDAQ: PKT) from May 2013 to June 2015. He has chaired the Audit Committee for Telenav, CareDX, and Procera, and has also served as a Lead Independent Director and as chair or committee member on Compensation, Nominating and Corporate Governance and Special committees. Prior to his roles as board member, Mr. Miller served as Senior Vice President, chief financial officer and treasurer of Telenav, Inc., from 2006 to 2012. From 2005 to 2006, Mr. Miller served as vice president and chief financial officer of Longboard, Inc., a privately held provider of telecommunications software. Prior to that, from 1998 to 2005, Mr. Miller held various management positions, including senior vice president of finance and chief financial officer, at Synplicity, Inc., a formerly-publicly traded electronic design automation company. Mr. Miller also served as chief financial officer of 3DLabs, Inc., a publicly held graphics semiconductor company, and as an audit partner at Ernst & Young LLP, a professional services organization. Mr. Miller was a certified public accountant (inactive). He holds a B.S.C. in Accounting from Santa Clara University. The Board has concluded that Mr. Miller is well-qualified to serve on the Board because of his business experience and board experience at publicly traded companies.

Richard Nottenburg

Dr. Nottenburg serves as a director on the Board as of the Closing. Since June 2021, Dr. Nottenburg has served as a member of the board of directors of Applied Parent, including serving on the board’s Audit Committee. Dr. Nottenburg is also the Chair of Applied Parent’s Compensation Committee of the board. Dr. Nottenburg is Executive Chairman of NxBeam Inc., which designs and builds leading proprietary mmWave ICs and radio products to power the next generation of satellite and terrestrial communication networks. He is also a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), a leading developer and provider of 5G and 4G chips and modules for massive, broadband and critical IoT applications where he serves on both the audit and compensation committees. Previously, Dr. Nottenburg was on the board of directors of Verint Systems Inc. (NASDAQ: VRNT), a customer engagement company from July 2011 through December 2025. He also served as President and Chief Executive Officer and a member of the board of directors of Sonus Networks, Inc., a communications company from 2008 through 2010. From 2004 until 2008, Dr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Dr. Nottenburg holds a BSEE from New York University - Polytechnic School of Engineering, a master’s degree in electrical engineering from Colorado State University, and a PhD in electrical engineering from Ecole Polytechnique Fédérale de Lausanne. The Board has concluded that Dr. Nottenburg is well-qualified to serve on the Board because of his industry expertise and board experience at publicly traded companies.

Ella Benson

Ms. Benson serves as a director on the Board as of the Closing. Since May 2024, Ms. Benson has served as a member of Applied Parent’s board of directors where she is also the Chairperson of the Nominating and Corporate Governance Committee. Ms. Benson brings over a decade of experience in financial services and is a Director at Oasis Management Co., Ltd. (“Oasis”). She has substantial experience working with public companies undergoing strategic transitions. Ms. Benson served on the board of directors of Stratus Properties Inc. (NASDAQ: STRS) from 2017 to 2020. Prior to joining Oasis in 2013, Ms. Benson was an analyst at GAM Investments, an independent asset management firm, from 2009 to 2013. Ms. Benson holds a Bachelor of Business Administration in Finance from the McCombs School of Business at the University of Texas at Austin. The Board has concluded that Ms. Benson is well-qualified to serve on the Board because of her substantial experience working with public companies undergoing strategic transitions.

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William M. Clancy

Mr. Clancy serves as a director on the Board as of the Closing. Mr. Clancy has served as the Executive Vice President and Chief Financial Officer of Vishay Precision Group, Inc. (NYSE: VPG), an industry-leader in manufacturer of specialized sensors, weighing solutions, and measurement systems based on precision foil technology, since November 2009. Previously, Mr. Clancy was Corporate Controller of Vishay Intertechnology from 1993 until November 2009. He became a Vice President of Vishay Intertechnology in 2001 and a Senior Vice President of Vishay Intertechnology in 2005. Mr. Clancy served as Corporate Secretary of Vishay Intertechnology from 2006 to 2009. From June 2000 until May 2005 Mr. Clancy served as the principal accounting officer of Siliconix, Inc, a semiconductor company, prior to its acquisition by Vishay Intertechnology. Mr. Clancy had been employed by Vishay Intertechnology since 1988. Mr. Clancy is a licensed CPA in Pennsylvania. Mr. Clancy holds a Bachelors of Science in Business Administration, Accounting and Finance from La Salle University. The Board has concluded that Mr. Clancy is well-qualified to serve on the Board because of his business and leadership experience.

Ying Cenly Chen

Ms. Chen serves as a director on the Board and as the Company’s Chief Executive Officer as of the Closing. Ms. Chen had been employed by Super Micro Computer, Inc. (Nasdaq: SMCI) located in San Jose, CA since March 2008 and held various executive positions at SMCI since September 2015, including most recently as Chief Growth Officer, Senior Vice President & Managing Director from October 2023 to April 2026. She also served as Director of Enterprise Business at Global Crossing from February 2003 to March 2004. Ms. Chen holds a Bachelor of Science from Fudan University. The Board has concluded that Ms. Chen is well-qualified to serve on the Board because of her substantial executive leadership and business experience.

Scott G. Davis

Mr. Davis serves as the Chief Executive Officer of Ekso Bionics, Inc. (the wholly owned subsidiary of the Company at Closing) as of the Closing and as a member of the Board since December 2022. Mr. Davis previously served as the Company’s Chief Executive Officer from December 2022 through the Closing. Previously, Mr. Davis served as the Company’s President and Chief Operating Officer from January 2022 through December 2022 after first serving as Executive Vice President of Strategy and Corporate Development from April 2021 through January 2022. Mr. Davis has more than two decades of worldwide leadership success in fast growing high-tech companies. Prior to joining the Company, from December 2018 through March 2021, Mr. Davis served as Chief Executive Officer of Globalmatix, Inc., a disruptive Internet of Things connected telematics solution provider, and from January 2017 through December 2018, he served as Senior Vice President of Strategy for GetWireless, LLC, a telecommunications equipment provider. From 2015 through 2020, he provided C-level consulting services assisting on scalability, process improvement, business development, M&A support and go-to-market strategy as President of SGD Executive Services LLC, a consulting firm. From 2007 through 2015, Mr. Davis served as Vice President of Global Sales Enterprise Solutions for Sierra Wireless, Inc, a wireless communications equipment designer. (Nasdaq: SWIR). Mr. Davis has a B.S. in Business Administration from Bloomsburg University. The Board has concluded that Mr. Davis is well-qualified to serve on the Board because of many years of executive leadership experience and his extensive operational and sales background.

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Other than as described herein, there are no arrangements or understandings between any of the directors or officers, and any other person pursuant to which they were appointed as an officer or director and each director and officer does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. No director or officer has any family relationships with any of the Company’s directors or executive officers.

Certain Relationships and Related Party Transactions

With respect to the Company’s directors, there are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K, except for Mr. Cummins. The following transactions are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K with respect to Mr. Cummins and the Company:

Business Combination and MIP Interests

As described in this Current Report, on the Closing Date, the Company consummated the Business Combination, pursuant to which Cloud became a wholly owned subsidiary of the Company. Prior to the Business Combination, Cloud was a wholly owned indirect subsidiary of Applied Parent. Following the Closing, Applied Parent and the Contributor continue to beneficially own approximately 97% in the aggregate of the outstanding shares of Common Stock and, as a result, both entities are deemed to be “related persons” under Item 404(a).

Mr. Cummins is a related person under Item 404(a) because he is the Chief Executive Officer and Chairman of the board of directors of Applied Parent, and serves as Chairman of the Board. He is also a greater than 5% beneficial owner of Contributor’s voting securities, which holds approximately 96% voting power of the Company directly. As of the date hereof, he is also an approximately 7.6% beneficial owner of the common stock of Applied Parent (as disclosed on Mr. Cummins’s most recent report on Schedule 13D/A filed with the SEC on January 8, 2026) and Applied Parent owns indirectly 100% of Contributor and 1% of the voting power of the Company directly. Applied Parent and Contributor together beneficially own approximately 97% of the Company. As such, Mr. Cummins has a material interest in the Business Combination as a result of his beneficial ownership of approximately 7.6% of Applied Parent. Pursuant to the Contribution and Exchange Agreement, Contributor, the direct parent of Cloud at the time of the Closing, has contributed to the Company all of its right, title and interest in and to Contributed Shares, in exchange for 138,216,820 shares of Common Stock, which Mr. Cummins has an indirect ownership in through his equity ownership and equity compensation arrangements with Applied Parent.

In addition, in connection with the Contribution and Exchange Agreement, on April 9, 2026, APLD ChronoScale Management LLC (“Management LLC”), an entity formed for the purpose of issuing the equity awards described below, granted certain profits interests awards consisting of Management Incentive Plan Units (“MIP Units”) in Management LLC to Wes Cummins, the Chairman of the Board. The award was fully vested upon grant and was granted under a newly adopted APLD ChronoScale Management LLC Equity Incentive Plan (the “Management LLC Incentive Plan”).

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The Management LLC Incentive Plan provides selected executives, key employees, consultants, independent contractors, board members, advisory board members, and other service providers of the Contributor group of companies (the “Holdco Group”) with an incentive to participate in the success and growth of the Holdco Group through awards of MIP Units, which are designed to track the appreciation of the equity in the Company. Mr. Cummins’s interest in the MIP Units (as defined below) are estimated to be of nominal value of the date of grant.

The disclosure items related to the Business Combination and the Services Agreement for Item 404(a)(3) and 404(a)(4), including the approximately dollar value of the interest in the transaction, set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Executive Officers

In connection with the Closing, as of May 5, 2026, Scott G. Davis remains with the Company and has transitioned to the role of Chief Executive Officer of Ekso Bionics, Inc. (a wholly owned subsidiary of the Company and the legacy business of Ekso) as of Closing and as such, is no longer the Chief Executive Officer of the Company. As of May 5, 2026, Jason C. Jones remains with the Company and has transitioned to the role of Chief Operating Officer of Ekso Bionics, Inc. as of Closing, and as such, is no longer the Chief Operating Officer of the Company. Additionally, the Board appointed and confirmed the following executive officers of the Company, effective as of the Closing:

Name	Position
Ying Cenly Chen	Chief Executive Officer
Jerome Wong	Chief Financial Officer

Ying Cenly Chen

See Ms. Chen’s biography under the section titled “Board of Directors” above.

Jerome Wong

Jerome Wong has served as the Company’s Chief Financial Officer and Corporate Secretary since October 2022. Prior to his role as the Company’s Chief Financial Officer, he served as the Company’s Controller starting in May 2017, bringing 25 years of experience in finance, accounting and strategy to this role focusing on high technology and life sciences in public companies. Previously, Mr. Wong worked from 2009 through 2016 as a corporate controller or assistant corporate controller in companies including ABM Industries, Inc. from July 2006 through September 2008, XOMA Corporation from July 2009 through October 2014, and Pattern Energy Group Inc. from October 2014 to December 2015. Mr. Wong is a Canadian Chartered Professional Accountant and has a B.A. in Finance and Accounting from The University of British Columbia.

With respect to the Company’s executive officers, there are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

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Employment Agreements

On the Closing Date, the Company and Ying Cenly Chen entered into an Offer Letter, dated May 5, 2026 (the “Offer Letter”) as well as an Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement (the “Covenants Agreement”), attached as Exhibit A to the Offer Letter. Pursuant to the terms of the Offer Letter, Ms. Chen shall serve as the Chief Executive Officer of the Company, effective as of May 5, 2026 (the “Effective Date”). The Offer Letter provides that Ms. Chen is eligible to receive a base salary of $650,000 per annum, subject to review from time to time, and is also eligible for a discretionary annual bonus with a target amount of 100% of her annual base salary. The Offer Letter contemplates a grant to Ms. Chen of 2,800,000 restricted stock units (“RSUs”) subject to time-based vesting conditions, as set forth in the Offer Letter. In addition, the Offer Letter provides that if Ms. Chen’s employment is terminated without Cause (as defined in the Offer Letter), Ms. Chen will receive, subject to her execution, delivery, and non-revocation of a general release of claims in a form provided by the Company, (i) an amount equal to eighteen months of her then-current annual base salary, payable in equal installments in the form of salary continuation, (ii) payment of any unpaid annual bonus for the preceding fiscal year, in an amount equal to the amount Ms. Chen would have received had her employment not terminated, (iii) a pro-rata annual bonus for the fiscal year in which the termination occurs, based on the amount Ms. Chen would have received, had employment not terminated, and (iv) if such termination occurs prior to the two-year anniversary of the Effective Date, accelerated vesting of 50% of Ms. Chen’s then-unvested RSUs.

Under the Covenants Agreement, Ms. Chen is bound by an indefinite confidentiality obligation, non-competition and non-solicitation covenants, an assignment of intellectual property obligation, and an indefinite non-disparagement obligation.

The foregoing description of the Offer Letter, including Exhibit A thereto, is not complete and is qualified in its entirety to the full text of the Offer Letter, a copy of which is included as Exhibit 10.6 to this Current Report and is incorporated by reference herein.

2026 Omnibus Equity Incentive Plan

Effective upon the Closing, the Company adopted the 2026 Plan. The 2026 Plan was approved by the Board and by the Principal Stockholders on February 20, 2026.

The purpose of the 2026 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The key provisions of the 2026 Plan are as follows:

●	The 2026 Plan will continue until terminated by the Board, but no awards shall be granted on or after the 10th anniversary of the date of the 2026 Plan’s initial adoption by the Board.
●	The 2026 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance stock units, incentive bonus awards, other cash-based awards and other stock-based awards to eligible employees, non-employee directors and other service providers, to be granted from time to time as determined by the Board or its designees.
●	An aggregate of 22,500,000 shares of Common Stock is authorized for issuance pursuant to awards under the 2026 Plan.
●	Persons eligible to be granted awards under the 2026 Plan are those employees, officers, directors, consultants, advisors and other service providers of the Company and any subsidiary who is determined by the Board to be a prospective employee, officer, director, consultant, advisor or any other service provider of the Company or any subsidiary.
●	The 2026 Plan is be administered by the Board or, if designated by the Board, the committee of the Board delegated with the authority to administer the 2026 Plan.

In connection with the adoption of the 2026 Plan, the Ekso Bionics Holdings, Inc. 2017 Employee Stock Purchase Plan and the Ekso Bionics Holdings, Inc. Amended and Restated 2014 Equity Incentive Plan were terminated immediately prior to the Closing, provided that outstanding awards under the 2014 Equity Incentive Plan will continue to be governed by their existing terms.

The material terms and conditions of any awards granted to the Company’s named executive officers will be disclosed in accordance with applicable SEC rules.

The foregoing description of the 2026 Plan is not complete and are subject in their entirety by reference to the 2026 Plan, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item 5.03, the information set forth in Items 2.01 and 3.03 of this Current Report is incorporated herein by reference.

In connection with the Business Combination, as of the Closing Date, the Company changed its fiscal year end from December 31 to May 31. Accordingly, the Company will file annual and quarterly reports based on the May 31 fiscal year-end.

Forward-Looking Statements

Statements in this Current Report about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to, (i) statements regarding the Company, its plans and objectives and certain rights under the Investor Rights Agreement and Services Agreement; (ii) statements of assumptions underlying other statements and statements about the Company or its business; (iii) statements regarding the Company’s intentions regarding executive compensation for the Company’s executive officers; and (iv) statements regarding the estimated financial results. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations. These risks, uncertainties, and other factors include: difficulties and delays in integrating the combined business resulting from the Business Combination; the possibility that the anticipated benefits of the Business Combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; limitations on the Company’s ability to attract and retain key personnel, including executive officers and Board members of the Company; customer concentration, and an inability to renew existing customer agreements; the success of the Company’s risk management activities, including any failure by the Company to implement and maintain effective internal controls; litigation, including the potential litigation concerning the Business Combination; cash flow and access to capital; conditions in the debt and equity capital markets; changes resulting from the Company’s finalization of its financial statements for and as of the year ending May 31, 2026; uncertainties related to market conditions, the other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026, as amended on April 10, 2026, subsequently filed Quarterly Reports on Form 10-Q, the Information Statement, and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this Current Report speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated financial statements of Cloud as of and for the year ended May 31, 2025 are included in the Information Statement on pages F-15 through F-20 and are incorporated herein by reference as Exhibit 99.1.

The remaining financial statements of the Company required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report not later than 71 calendar days after the date on which this Current Report is required to be filed.

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(b)	Pro forma financial information.

The unaudited pro forma financial statements for Ekso on a combined company basis as of and for the year ended December 31, 2025 are included in the Information Statement on pages 15 through 71 and are incorporated herein by reference as Exhibit 99.2.

The remaining pro forma financial statements of the Company required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report not later than 71 calendar days after the date on which this Current Report is required to be filed.

(d) Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2026).
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2026).
10.1†	Contribution and Exchange Agreement, dated February 15, 2026, by and among Ekso Bionics Holdings, Inc., APLD ChronoScale Holdco LLC, APLD Intermediate Holdco LLC, and Applied Digital Cloud Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2026).
10.2**†	Securities Purchase Agreement, by and between ChronoScale Corporation and Applied Digital Corporation, dated May 1, 2026 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2026).
10.3*†	Investor Rights Agreement by and between ChronoScale Corporation and APLD ChronoScale Holdco LLC, dated May 1, 2026.
10.4*†	Management Advisory and Corporate Services Agreement, by and between ChronoScale Corporation and Applied Digital Corporation, dated May 5, 2026.
10.5^	Form of Indemnity Agreement.
10.6*^	Offer Letter by and between ChronoScale Corporation and Ying Cenly Chen, dated May 5, 2026.
10.7^	2026 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.3 the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2026).
16.1*	Letter dated May 5, 2026 from WithumSmith+Brown, PC to the Securities and Exchange Commission.
99.1	Audited consolidated financial statements of Applied Digital Cloud Corporation as of and for the year ended May 31, 2025 (incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on April 3, 2026).
99.2	Unaudited interim financial statements for the Company as of and for the year ended December 31, 2025 (incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on April 3, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Previously filed.
†	Annexes, schedules and exhibits to this Exhibit omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
^	Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2026

CHRONOSCALE CORPORATION

By:	/s/ Ying Cenly Chen
Name:	Ying Cenly Chen
Title:	Chief Executive Officer

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